Exhibit 99.6


                               AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, ACE Limited and ACE Bermuda Insurance, Lrd. hereby agree that the Schedule 13D, together with any amendments thereto, relating to shares of common stock, $.01 par value per share, of Capital Re
Corporation, is filed on behalf of each of them.


Dated: June 21, 1999                      ACE Limited


                                          By: /s/ Christopher Z. Marshall
                                              -------------------------------
                                              Name: Christopher Z. Marshall
                                              Title: Chief Financial Officer



                                          ACE Bermuda Insurance, Ltd.


                                          By: /s/ Christopher Z. Marshall
                                              -------------------------------
                                              Name: Christopher Z. Marshall
                                              Title: Chief Financial Officer

                                                                    SCHEDULE I

            DIRECTORS AND EXECUTIVE OFFICERS OF ACE LIMITED

     The name and present principal occupation or employment of each of the directors and executive officers of ACE Limited ("ACE") are set forth below. Unless otherwise indicated, the director's or officer's business address is The ACE Building, 30 Woodbourne Avenue, Hamilton HM 08 Bermuda. Except as set forth below, each occupation set forth opposite an individual's name refers to ACE.


                                            Present Principal Occupation
     Name                                           or Employment
     ----                                   ----------------------------
Michael G. Atieh                            Vice President - U.S. Human Health Division, Merck & Company, Inc.
Merck & Company, Inc.
770 Sumneytown Pike
West Point, PA 19486

John Burville                               Chief Actuary

John C. Charmin                             Chief Executive Officer, ACE Global Markets
ACE Global Markets
Crosby Court
38 Bishopsgate
London EC2N 4DL England

Bruce L. Crockett                           Retired President & CEO, COMSAT Corporation
906 Frome Lane
McLean, VA 22102-2106

Brian Duperreault                           Chairman, President and Chief Executive Officer

John Engestrom                              President and Chief Executive Officer,Tempest Reinsurance Company
Tempest Reinsurance Company Limited                  Limited (a subsidiary of ACE)
Wessex House
45 Reid Street
Hamilton HM 12 Bermuda

Dominic J. Frederico                        President, ACE Bermuda Insurance, Ltd.

Jeffrey W. Greenberg                        President, Marsh & McLennan Companies
Marsh & McLennan Companies
1166 Avenue of the Americas
New York, New York 10036

Meryl D. Hartzband                          Principal - Investment Director, Marsh & McLennan Capital Inc.
Marsh & McLennan Capital Inc.
20 Horseneck Lane
Greenwich, CT 06830

Robert M. Hernandez                         Vice Chairman & Chief Financial Officer, USX Corporation
USX Corporation
600 Grant Street
Room 6105
Pittsburgh, PA 15219-4776





Donald Kramer                               Vice Chairman
ACE Strategic Advisors
2 Greenwich Plaza - Suite 100
Greenwich, CT 06830

William J. Loschert                         Chairman, ACE Global Markets
ACE Global Markets
Crosby Court
38 Bishopsgate
London EC2N 4DL England

Christopher Z. Marshall                     Chief Financial Officer

Robin J.W. Masters                          Chief Investment Officer

Peter Mear                                  General Counsel and Secretary

Peter Menikoff                              Former President & CEO, CONEMSCO, Inc.
3 Willowick Circle
Houston, TX 77024

Thomas J. Neff                              Chairman, Spencer Stuart & Associates
Spencer Stuart & Associates
277 Park Avenue
New York, NY 10172

Dennis B. Reding                            President and Chief Executive Officer, ACE USA Inc.
ACE USA Inc.
Six Concourse Parkway
Suite 2500
Atlanta, Georgia 30328

Glen M. Renfrew                             Retired Managing Director & CEO, Reuters Holdings plc
Suite 618
48 Par-La-Ville Road
Hamilton HM 12 Bermuda

Robert Ripp                                 Retired Chairman & CEO, AMP Incorporated
21 Old Logging Road
Bedford, NY 10506

Walter A. Scott                             Retired Chairman of ACE Limited
Fairview
Under the Mountain Road
R.R. Box 17
So. Londonderry, VT 05155

Dermot Smurfit                              Joint Deputy Chairman, Jefferson Smurfit Group
Jefferson Smurfit Group plc
Beech Hill
Clonskeagh
Dublin 4 Ireland




Robert W. Staley                            Vice Chairman, Emerson Electric Co.
Emerson Electric Co.
8000 W. Florissant Avenue
St. Louis, MO 63136

Gary M. Stuart                              Executive Vice President - Finance, Union Pacific Corporation
Union Pacific Corporation
1416 Dodge Street
Omaha, NE 68179

Sidney F. Wentz                             Chairman -- Board of Trustees, Robert Wood Johnson Foundation
Robert Wood Johnson Foundation
Route 1 & College Road East
Princeton, NJ 08543-2316

Keith P. White                              Chief Administrative Officer


     The name and present principal occupation or employment of each of the directors and executive officers of ACE Bermuda Insurance, Ltd. are set forth below. The business address for each director and officer is The ACE Building, 30 Woodbourne Avenue, Hamilton HM 08 Bermuda. Except as set forth below, each occupation set forth opposite an individual's name refers to ACE Bermuda.

                               Present Principal Occupation
     Name                              or Employment
     ----                      ----------------------------

John Burville                  Chief Actuary, ACE Limited

Randi Cigelnik                 Senior Vice President, General Counsel
                               and Secretary

Brian Duperreault              Chairman, President and Chief Executive
                               Officer, ACE Limited

Dominic J. Frederico           President, ACE Bermuda Insurance, Ltd.

Andrew Gibbs                   Senior Vice President and Chief Financial
                               Officer

Larry P. Lombardo              Executive Vice President, Operations

Christopher Z. Marshall        Chief Financial Officer, ACE Limited

Peter Mear                     General Counsel and Secretary, ACE Limited

Keith P. White                 Chief Administrative Officer, ACE Limited